Exhibit 10.2

PROMISSORY NOTE SECURED BY MORTGAGES

Notice to Borrower: This Loan calls for a Balloon Payment on Maturity

FOR VALUE RECEIVED, the undersigned Borrower hereby promises to pay to the order of Lender, the principal sum of the Loan Amount together with interest on the sums advanced and other sums herein referred to in this Note (the “Loan”).

1.            Basic Note Terms. The following are the basic terms of this Note (and capitalized terms identified in the left column below constitute a defined term with the meaning set forth opposite such capitalized term, whether or not designated in quotes). To the extent there is any conflict between the provisions of this Section 1 and the remainder of this Note, this Section 1 shall control.

1.1.	Loan Date	July 30, 2021
1.2.	Borrower	VVI FULFILLMENT CENTER, INC., a Minnesota corporation, and EP PROPERTIES, LLC, a Minnesota limited liability company, jointly and severally
1.3.	Lender	GreenLake Real Estate FINANCE LLC, a California limited liability company and/or Assignees
1.4.	Loan Amount	TWENTY-EIGHT MILLION, FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($28,500,000.00) is hereby made available to Borrower.
1.5.	Fixed Rate	10.00% per annum, which applies to all amounts advanced hereunder at anytime
1.6.	Maturity Date	July 31, 2024
1.7.	Extension Term	None
1.8.	Extension Fee	None
1.9.	Guarantor	iMedia Brands, Inc., a Minnesota corporation

1.10.	Monthly Payments	Interest Payment	Tax Impound	Insurance Impound	Total Monthly Payment
		$237,500.00	$55,000.00	$0.00	$292,500.00

1.11.	Use of Loan Proceeds

(a)       The uses set forth in Section 5;

(b)       An “Initial Impound” for taxes, including outstanding real estate taxes, and insurance to be calculated as of Closing;

(c)    Those amounts approved by Lender for payments to third parties, in accordance with the Closing Statement at Closing;

(d)       The remainder, if any, to the Borrower.

If the Loan Amount is insufficient to cover items 1.11(a) through 1.11(c) (the “Shortfall”) then Borrower shall deposit the Shortfall with Lender or Escrow Holder prior to Closing.

1.12.	Origination Fee	$997,500.00 to be paid to Lender’s Advisor Affiliate
1.13.	Broker Fee	$142,500.00
1.14.	Broker	Camillia Somerville
1.15.	Finder Fee	None
1.16.	Finder	None
1.17.	Exit Fee	None
1.18.	Lockout Date for Prepayment	July 30, 2022
1.19.	Property

Both individually and collectively, as the context may require, the following properties (as further described in Exhibit A to each Property’s respective Mortgage) (individually or collectively, as the context may require, “Property”):

(a)   6700, 6740, & 6678–6698 Shady Oak Road, Eden Prairie, Minnesota 55344 (Parcel No. 01-116-22-34-0022);

(b)   4811 Nashville Road, Bowling Green, Kentucky 42101 (Parcel No. 041B-77B); and

(c)   4813 Nashville Road, Bowling Green, Kentucky 42101 (Parcel No. 041B-77D).

1.20.	Loan Documents

(a)   This Promissory Note Secured by Mortgages

(b)   Mortgage, Security Agreement, Assignment of Rents and Leases and Fixture Filing encumbering the Property described in Section 1.19(a) above

(c)   Mortgage, Security Agreement, Assignment of Rents and Leases and Fixture Filing encumbering the Property described in Section 1.19(b) above

(d)   Mortgage, Security Agreement, Assignment of Rents and Leases and Fixture Filing encumbering the Property described in Section 1.19(c) above

(e)   Leasehold Mortgage, Security Agreement, Assignment of Rents and Leases and Fixture Filing encumbering the leasehold estate of the Property described in Section 1.19(c) above

(f)    Security Agreement executed by iMedia Brands, Inc., a Minnesota corporation

(g)   Payment and Performance Guaranty executed by iMedia Brands, Inc., a Minnesota corporation

(h)  Pledge and Security Agreement executed by the shareholder(s) of VVI Fulfillment Center, Inc., a Minnesota corporation

(i)   Pledge and Security Agreement executed by the member(s) of EP Properties, LLC, a Minnesota limited liability company

(j)    Acknowledgment and Control Agreement related to EP Properties, LLC, a Minnesota limited liability company

(k)   Irrevocable Stock Power executed by the shareholder(s) of VVI Fulfillment Center, Inc., a Minnesota corporation

(l)    Collateral Assignment of Deposits and Intangibles

(m)   Collateral Assignment of Contracts for each Property

(n)   Correction of Agreement

(o)   Indemnity Agreement for each Property

(p)   Subordination Agreements

(q)   Bond Pledge Agreement

(r)    Agreement of Further Assurances

(s)   Closing Statement

(t)    Amendment to the Operating Agreements and/or Bylaws of Borrower

(u)   Opinion Letter of Borrower’s Counsel

(v)   Uniform Commercial Code Financing Statements

(w)  Any other documents evidencing or securing the obligations under this Note as any such documents may be amended, restated, supplemented, or otherwise modified from time to time.

1.21.	Additional Representations and Warranties	None
1.22.	Additional Covenants

(a)  Lease Approval and Subordination. Borrower shall provide to Lender, for its review and written approval, copies of all new leases, lease amendments and renewals for leased spaces located on the Property before such new leases, lease amendments and renewals have been executed by the parties thereto. No new lease, lease amendment or renewal shall be effective without Lender’s prior written approval. Upon the request of Lender, Borrower shall promptly provide to Lender an executed document, in a form acceptable to Lender in Lender’s sole discretion, acknowledging and/or consenting to the subordination of any tenant’s lease to the Mortgage.

(b)  Management Company. In the event Borrower wishes to contract with a management company in connection with the operation of any facility located on the Property, Borrower shall provide to Lender, for its review and written approval, a copy of any management agreement before it has been executed by the parties thereto. Upon Lender’s approval of such management agreement, Borrower shall promptly coordinate the full execution of a Collateral Assignment of Management Agreement.

(c)  Management and Control. Without the prior written consent of Lender, in Lender’s sole discretion:

1.  iMedia Brands, Inc. a Minnesota corporation, shall at all times be the sole shareholder of VVI Fulfillment Center, Inc., a Minnesota corporation; and

2.  iMedia Brands, Inc. a Minnesota corporation, shall at all times own 100% of the membership interest in EP Properties, LLC, a Minnesota limited liability company.

(d)   Cash Management.

1.    At Lender’s election upon an Event of Default, Lender will establish one or more bank accounts as determined by Lender at Bank of America, N.A. or such other bank as Lender may elect (the “Lock Box Accounts”) in the name of Lender or its affiliate with Borrower given revocable electronic transfer privileges. Thereafter, Borrower shall deposit (and direct any property manager to deposit) all income, rents, cash, proceeds and other revenues received by Borrower in the appropriate Lock Box Account on a daily basis as received. Borrower’s tenants and credit card processor shall be irrevocably directed to deposit all proceeds and lease payments into the appropriate Lock Box Account. At Lender’s request, Borrower shall enter into a contract with an armored car pick up company approved by Lender to pick up all cash on a weekly basis and deposit the cash in the appropriate Lock Box Account, if applicable.

2.   So long as no Event of Default has occurred, Borrower may use its electronic transfer privileges to transfer the balance of the Lock Box Accounts into one or more operating accounts for Borrower. Borrower shall provide Lender with electronic access to view the balance of these operating accounts. Following an Event of Default, Borrower’s electronic transfer privileges shall be revoked and Lender shall have the right, in its sole discretion, to selectively disburse the balance of the Lock Box Accounts to pay sums due under the Loan Documents including without limitation repayment of the principal balance of this Note and operating expenses of any of the Property that Lender desires to pay to protect its collateral.

3.   Following an Event of Default, Borrower shall immediately, upon the request of Lender, direct all tenants at the Property, if any, to remit payments directly to the Lock Box Accounts or as otherwise directed by Lender. Lender shall also have the authority to so instruct the tenants at the Property and this provision of this Note shall constitute Borrower’s express agreement giving Lender permission to require the tenants to pay rents as directed by Lender. Borrower hereby waives any claim whatsoever against any tenant that follows Lender’s direction as to tendering rental and other payments to Lender in accordance with this provision. Nothing contained in this Section 1.22 or any other section or term or provision of this Note or any Loan Documents shall be construed to make Lender a mortgagee in possession.

4.   Borrower shall be responsible for all fees of the Lock Box Accounts, which shall be deducted from the balance of the Lock Box Accounts or otherwise paid by Borrower. In connection with any assignment of the Loan, Lender shall have the right to cause the Lock Box Accounts to be transferred and entitled with such other designation as Lender may select to reflect an assignment or transfer. At Lender’s request, the Lock Box Accounts may be transferred to another bank or financial institution.

(e)  Appraisal Right. Lender shall have the right to obtain an appraisal of the Property at Borrower's sole cost prepared by an appraiser designated or selected by Lender in Lender’s sole discretion and subject to review and adjustment consistent with Lender’s standard practices.

(f)   Siena Loan. Borrower and Guarantor shall at all times comply with the terms of that certain loan (the “Siena Loan”) with Siena Lending Group LLC, as agent for other lenders (in such capacity, “Siena”) evidenced by, among other things, Loan and Security Agreement of even date herewith (the “Siena Loan Agreement”) by and among Guarantor, as a borrower thereunder, and Borrower, as guarantors thereunder, as amended, restated, supplemented or otherwise modified from time to time; “Siena Loan Documents” means all “Loan Documents”, as such term is defined in the Siena Loan Agreement, as amended, restated, supplemented or otherwise modified from time to time.

(g)  Bond Documents. Borrower and Guarantor shall at all times comply with the terms of (1) that certain Taxable Industrial Revenue Bond Number R-1 issued by the Commonwealth of Kentucky and owned by VVI Fulfillment Center, Inc., a Minnesota corporation, and originally issued on December 1, 2014, that certain Memorandum of Agreement executed by the Commonwealth of Kentucky and VVI Fulfillment Center, Inc., a Minnesota corporation, and that certain Resolution No. 14-01 of the Fiscal Court of Warren County, Kentucky dated January 24, 2014 (collectively, as amended, restated, supplemented or otherwise modified from time to time, the “Bond Documents”); (2) that certain Payment in Lieu of Taxes Agreement executed as of 2014 by the Commonwealth of Kentucky, VVI Fulfillment Center, Inc., a Minnesota corporation, the City of Bowling Green, Kentucky, and the Board of Education of Warren County, Kentucky (as amended, restated, supplemented or otherwise modified from time to time, the “PILOT Agreement”); and (3) that certain Agreement of Lease dated as of December 1, 2014 between the Commonwealth of Kentucky, as lessor thereunder, and VVI Fulfillment Center, Inc., a Minnesota corporation, as lessee thereunder (as amended, restated, supplemented or otherwise modified from time to time, the “Bond Lease”).

(h)  Fulfillment Contracts. Borrower and Guarantor agree that any current and future third-party fulfillment contract (which may be a lease) that uses the Property to provide fulfillment services (e.g. that certain Master Services Agreement dated October 11, 2018 by and between AMRG Group, Inc. and iMedia Brands, Inc., as assigned to VVI Fulfillment Center, Inc. pursuant to that certain Notice and Consent to Assignment letter dated July 29, 2021) shall be entered into by one of the entities comprising Borrower, and such contract shall be pledged to Lender as additional collateral for the Loan. Borrower and Guarantor shall take any and all steps necessary and execute (or cause to be executed) any documents necessary for Lender to obtain and perfect its security interest in such contract, including but not limited to a collateral assignment document acceptable to GreenLake requiring, among other things, that payments be remitted directly to Lender upon an Event of Default.

(i)   Equipment and Personal Property. Borrower and Guarantor agree that any equipment and personal property obtained by Borrower, Guarantor, or an Affiliate of Borrower or Guarantor related to the ownership or operation of the Property shall be owned directly by one of the entities comprising Borrower and such equipment and/or personal property shall be pledged to Lender as collateral for the Loan. Borrower and Guarantor shall take any and all steps necessary and execute (or cause to be executed) any documents necessary for Lender to obtain and perfect its security interest in such equipment and/or personal property.

(j)   Insurance Holdback. As of the Loan Date, $62,000.00 shall be placed in the “Insurance Holdback” to be used in accordance with this Section 1.22(j). Upon an Event of Default under this Note, Lender may use the funds contained in the Insurance Holdback in its discretion for payment of insurance premiums related to the Property or other collateral securing the Loan or the payment of principal or interest or other sums due under this Note or to cure any Event of Default. Upon repayment of the sums owed under this Note in full, Lender shall release the Insurance Holdback to Borrower or apply the Insurance Holdback to any amount due hereunder. The Insurance Holdback shall not be deducted from the loan balance for the purposes of calculation of interest at the Interest Rate or the Default Rate. The Insurance Impound need not be maintained by Lender in a separate account and shall not earn any interest. The Insurance Holdback may be commingled with Lender's other funds and Borrower further acknowledges and agrees that no trust relationship of any kind whatsoever shall exist between Borrower and Lender as to any such amounts or funds deposited and/or paid.

(k)  Company Records. Lender shall have, upon reasonable prior notice, access to electronic and hard copies of all books and records of any Borrower or Guarantor. Borrower and Guarantor shall provide Lender with: (1) unaudited interim financial statements for Borrower on a monthly basis, not later than 30 days after the end of each calendar month, including without limitation an income statement, balance sheet and cash flow statement; (2) annual audited financial statements of Guarantor due one hundred twenty (120) days after fiscal year end; and (3) tax returns from Borrower and Guarantor within ten (10) days after such returns have been filed.

(l)   Confidentiality. Borrower and Guarantor acknowledge and agree this Note and the other Loan Documents (including the terms thereof), other than matters of public record (e.g., the Mortgage), will be treated by Borrower and Guarantor, as well as the affiliates, agents, employees, attorneys, accountants, and other professionals of Borrower and Guarantor, as confidential, and will not be disclosed to anyone without the prior written consent of Lender unless such disclosure is required by Applicable Law or any reporting requirement of Borrower and/or Guarantor.

1.23.	Additional Items	None
1.24.	Borrower Address for Notices	EP Properties, LLC VVI Fulfillment Center, Inc. c/o iMedia Brands, Inc. 6740 Shady Oak Road Eden Prairie, Minnesota 55344 Attn: Chief Financial Officer P: 952-943-6000 E: mwageman@imediabrands.com	With Copies to: Faegre Drinker Biddle & Reath LLP 2200 Wells Fargo Center 90 South Seventh Street Minneapolis, Minnesota 55402 Attn: Nicole Leimer P: 612-766-7000 E: nicole.leimer@faegredrinker.com
1.25.	Lender Address for Notices	GreenLake Real Estate Finance LLC 1416 El Centro Street, Suite 200 South Pasadena, California 91030 Attention: Kathy Kim P: (626) 529-1091 E: notice@greenlakefund.com	With Copies to: Sandberg Phoenix & von Gontard 120 S Central Ave., Suite 1600 Clayton, Missouri 63105 Attn: David F. Neiers, Esq. P: (314) 425-4950 E: dneiers@sandbergphoenix.com

1.26.	Other Definitions

(a)  “Affiliate” means with respect to any party: (i) any entity in which such party has an ownership or other financial interest, (ii) any entity controlled by the party, or (iii) any Person who has a substantial interest, direct or indirect, in such party, including any officer or director of such party. For the purpose of this definition, “substantial interest” shall mean the direct or indirect legal or beneficial ownership of more than 10% of any class of equity or similar interest.

(b)  “Applicable Law” or “Law” means all provisions of (a) constitutions, treaties, statutes, laws (including the common law), rules, regulations, decrees, ordinances, codes, proclamations, declarations or orders of any federal, state or local governmental authority; (b) any consents or approvals of any federal, state or local governmental authority; and (c) any orders, decisions, advisory or interpretative opinions, injunctions, judgments, awards, decrees of, or agreements with, any federal, state or local governmental authority.

(c)   “Bankruptcy Event” means any one or more of the following with respect to any Loan Party:

1.    the commencement, filing or continuation of a voluntary case or proceeding under one or more of the insolvency laws by any Borrower seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, debt adjustment, winding up or composition or adjustment of debts;

2.    the acknowledgment in writing by any Loan Party (other than to Lender in connection with a workout) that it is unable to pay its debts generally as they mature;

3.     the making of a general assignment for the benefit of creditors by any Borrower;

4.   the commencement, filing or continuation of an involuntary case or proceeding under one or more insolvency laws against any Borrower;

5.    the appointment of a receiver (other than a receiver appointed at the direction or request of Lender under the terms of the Loan Documents), liquidator, custodian, sequestrator, trustee or other similar officer who exercises control over any substantial part of the assets of any Loan Party; or

6.     any action by any Borrower for the purpose of effecting any of the foregoing, provided, however, that any proceeding or case under (4) or (5) above shall not be a Bankruptcy Event until the ninetieth (90th) day after filing (if not earlier dismissed) so long as such proceeding or case occurred without the consent, encouragement, active participation or the failure to object in a timely and appropriate manner by any Borrower (in which event such case or proceeding shall be a Bankruptcy Event immediately).

(d)   “Borrower” means the parties set forth in Section 1.2. If Borrower is comprised of more than one entity, then reference to “Borrower” shall mean a reference to each of the entities comprising Borrower individually and/or collectively, as the context may require, joint and several.

(e)  “Business Day” or “business day” means any day other than a Saturday, Sunday or other day on which banks located in the States of California or any state in which any portion of the Property is located are closed or are authorized to close.

(f)  “Closing” means the finalization and execution of the transaction contemplated by this Note and the Loan Documents on or around the Loan Date.

(g)  “Closing Statement” means that certain settlement statement prepared by the Escrow Holder and executed by Borrower in connection with the Closing.

(h)  “Controlled Substance Activities” means any activity, use, existence or occurrence, including without limitation, selling, distributing, possessing, consuming, cultivating, planting, harvesting, manufacturing or processing, whether for person or commercial purposes, in or, about or in connection with the Property or any portion thereof, related to (i) “marijuana” as defined under Applicable Law in the State in which the Property is located (ii) any controlled substance which would be a violation of federal law, even if permitted by state of local law or (iii) any controlled substance prohibited by Law in the state where the Property is located.

(i)   “Default Rate” is defined in Section 11.

(j)   “Escrow Holder” means the title company, escrow company or other third party that will be disbursing funds for the uses referenced in Section 1.11.

(k)   “Event of Default” is defined in Section 15.

(l)   “Guarantor” means the parties set forth in Section 1.9. If Guarantor is comprised of more than one entity, then any reference to “Guarantor” shall mean a reference to the entities comprising Guarantor unless otherwise specified both individually and/or collectively, as the context may require.

(m)  "Hazardous Materials" as used in this Note shall include, without limitation, petroleum and petroleum products (excluding a small quantity of gasoline used in maintenance equipment on the Property in compliance with all applicable Hazardous Materials Laws), flammable explosives, radioactive materials (excluding radioactive materials in smoke detectors), polychlorinated biphenyls, asbestos in any form that is or could become friable, paint with more than 0.5 percent lead by dry weight, hazardous waste, toxic or hazardous substances or other related materials whether in the form of a chemical, element, compound, solution, mixture or otherwise including, but not limited to, those materials defined as "hazardous substances," "extremely hazardous substances," "hazardous chemicals", "hazardous materials", "toxic substances", "toxic chemicals", "air pollutants", "toxic pollutants", "hazardous wastes", "extremely hazardous waste", or "restricted hazardous waste" by any Hazardous Materials Law.

(n)  “Hazardous Materials Law” means all laws, ordinances and regulations relating to Hazardous Materials (collectively, the "Hazardous Materials Laws"), including, without limitation: the Clean Air Act, as amended, 42 U.S.C. Section 7401 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 et seq.; the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. Section 6901 et seq.; the Comprehensive Environment Response, Compensation and Liability Act of 1980, as amended (including the Superfund Amendments and Reauthorization Act of 1986, "CERCLA"), 42 U.S.C. Section 9601 et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. Section 2601 et seq.; the Occupational Safety and Health Act, as amended, 29 U.S.C. Section 651, the Emergency Planning and Community Right-to- Know Act of 1986, 42 U.S.C. Section 11001 et seq.; the Mine Safety and Health Act of 1977, as amended, 30 U.S.C. Section 801 et seq.; the Safe Drinking Water Act, as amended, 42 U.S.C. Section 300f et seq.; and all comparable state and local laws, laws of other jurisdictions or orders and regulations. Hazardous Materials means all materials defined as Hazardous under applicable Hazardous Materials Laws.

(o)  “Lender’s Advisor Affiliate” means the Affiliate of Lender acting as Lender’s investment advisor, performing functions which include, but are not limited to, originating and/or servicing the Loan.

(p)  “Lender’s Approval” is defined in Section 30.

(q)  “Loan Parties” means Borrower and Guarantor collectively, and “Loan Party” means any Borrower or Guarantor.

(r)   “Mortgage” means, collectively, mortgages of even date hereof identified in Section 1.20(b)–(e) above encumbering the Property.

(s)  “Person” means any human person, any corporation, any limited liability company, any trust, any corporation or any other legal entity.

(t)   “Prepayment Notice” is defined in Section 8.2.

(u)  “Tax Impound” is defined in Section 10.

2.            Interest Rate. The Loan shall bear interest on the full amount of the loan plus any other outstanding indebtedness of any kind whatsoever due, payable or owing under or in connection with the Loan (including without limitation, to the extent permitted by Applicable Law, any and all amounts of any kind whatsoever held back or retained or used to pay costs and expenses or used to pay fees due to Lender) from the Loan Date at the Interest Rate. The “Interest Rate” shall be the Fixed Rate Interest Rate or the Floating Rate Interest Rate, as determined by Lender in its sole discretion from time to time. The Interest Rate shall initially be based on the Fixed Rate and if the Lender elects to change the Interest Rate to the Floating Rate, it must provide no less than thirty (30) days prior written notice to Borrower of any such election. The “Floating Rate” shall be the Prime Rate (as quoted by the Wall Street Journal) plus 200 basis points as the Prime Rate shall change from time to time. The Interest Rate is in all cases, subject to Lender’s ability to charge interest at the Default Rate as provided herein. The Interest Rate shall initially be the Fixed Rate, and Lender shall provide Borrower notice of all elections to change the rate. Without limiting the generality of any terms or provisions of this Note or otherwise, Borrower hereby irrevocably authorizes and agrees that Lender may determine the Interest Rate used for this Note and/or the Loan from time to time as set forth, or provided, in this Section 2 and any other applicable section of this Note or any other Loan Documents.

3.            Payments.

3.1.            Payment Schedule/Maturity Date. This Note shall be payable in monthly installments of interest only at the Interest Rate, commencing with the first day of the month following the Loan Date and continuing on the first day of each and every month thereafter until the Maturity Date at which time the entire outstanding principal balance of this Note, together with accrued and unpaid interest thereon and any and all other sums or amounts of any kind whatsoever due, payable, owing or outstanding hereunder or under any other Loan Documents, shall be due and payable in full. To the extent permitted by Applicable Law, all installments of interest shall be paid in advance and shall be deemed earned by Lender when paid regardless of any pre-payment of this Note. To the extent permitted by Applicable Law, any sums not paid when due hereunder shall be compounded monthly and such unpaid balance shall bear interest at the Default Rate (as defined herein). Without limiting the generality of the foregoing or otherwise, Borrower hereby further agrees that Lender is, and shall be, under no obligation of any kind whatsoever to renew or extend the Maturity Date evidenced by, and/or set forth in, this Note and any potential future extension and/or renewal (or otherwise) of such Maturity Date evidenced by, and/or set forth in, this Note shall be at Lender's sole discretion and shall be expressly subject to, and contingent upon, Lender's credit policies, standards and procedures and its review and approval including, without limitation, appropriate loan committee review and approval.

3.2.         ACH Payment.      The payment shall be made by ACH or wire withdrawal from Borrower’s account (such account designated from time to time under this Section 3.2 being herein referred to as the “Account”); it being understood that Lender is hereby instructed to automatically deduct all scheduled payments hereunder from the Account and, if Lender elects not to make such automatic deduction, it shall provide written notice to Borrower at least 10 Business Days prior to the date on which the next scheduled payment is due (and any failure to provide such written notice to Borrower hereunder upon Lender’s election not to automatically deduct such scheduled payments shall mean that any failure by Borrower to make such scheduled payment shall not constitute an Event of Default hereunder until at least 10 Business Days after Borrower has received notice of Lender’s election). Borrower is responsible for providing Lender with the bank account number, name and routing number for the Account. If Borrower desires to change or close the Account, Borrower shall give Lender thirty (30) days prior written notice of the change, along with the relevant information for a replacement Account and, at Lender’s option, the payment provided for herein shall be made by ACH or wire withdrawal from such replacement Account. If Borrower does not provide the Account information in a timely manner or the Account does not have a sufficient balance to pay amounts when due, that shall be deemed a failure of Borrower to pay the payment when due and Borrower shall be (a) subject to a late fee pursuant to Section 11 of this Note, (b) charged Interest at the Default Rate, and (c) subject to the expiration of the applicable cure period, there shall be an Event of Default under Section 15 of this Note.

4.            Conditions to Closing. Lender’s obligation to fund shall be conditioned on the satisfaction of the following conditions:

4.1.         Authorization.      The Loan Parties that are not natural persons shall each have provided documents authorizing the execution of the applicable Loan Documents by the Person(s) who shall execute them;

4.2.         Good Standing.      The Loan Parties that are not natural persons each shall have provided proof that entity is validly formed and in good standing in the state in which such entities are formed;

4.3.         Guarantor. Each Guarantor shall have executed a Payment and Performance Guaranty guarantying repayment of the amount due hereunder and other obligations of Borrower;

4.4.          Cash Management Agreement. If required by Lender, Borrower shall have entered into a Lock Box Agreement satisfactory to Lender and taken such action as may be required to implement such arrangement as of the funding under this Note;

4.5.          Title Insurance.      Lender shall have received the irrevocable commitment of the title company to provide such lender’s title insurance and endorsements as Lender shall request;

4.6.         Funding of Shortfall. Borrower shall have funded any Shortfall under Section 1.11;

4.7.        Lender Approval. Lender shall have approved in writing, in its sole and absolute discretion, its underwriting of the Loan Parties, the Property and all due diligence that Lender desires to complete with respect to the Property, Borrower and Guarantors and Lender shall have authorized closing in writing to Escrow Holder; and

4.8.        Other Loan Documents. The Loan Parties shall have executed and had notarized the applicable Loan Documents and delivered them to Lender.

5.            Initial Funding. The proceeds from this Loan shall be applied as follows:

5.1.            First, for payment of the Origination Fee to Lender’s Advisor Affiliate;

5.2.            Second, the Brokers Fee to Broker to such referral source for arranging the Loan, if any;

5.3.            Third, the Finder Fee to Finder, if any;

5.4.           Fourth, if this Note is funded between the 1st day of the month and the 15th day of the month, the sum required pay Lender interest from the date of disbursement by Lender to escrow until the last day of the month, which interest, to the extent permitted by Applicable Law, shall be deemed earned when paid regardless of any pre-payment of this Note;

5.5.          Fifth, if this Note is funded after the 15th day of the month, the sum required pay Lender interest from the date of disbursement by Lender to escrow until the last day of the month and interest for the entire following month, which interest, to the extent permitted by Applicable Law, shall be deemed earned when paid regardless of any pre-payment of this Note;

5.6.          Sixth, to the payment of costs to cure any title issues related to any of the Property including without limitation, any monetary lien encumbering any of the Property, including without limitation delinquent taxes, mechanics’ liens, income tax liens or judgment liens;

5.7.          Seventh, for payment of all closing costs including but not limited to escrow, title insurance, background checks, appraisal and attorneys’ fees and any other out-of-pocket costs incurred by Lender in connection with this Note;

5.8.          Eighth, for the Use of Loan Proceeds as specified in Section 1.11 of the Summary of Loan.

6.          Application of Payments. All interest on this Note shall accrue from the date of advance to escrow or disbursement to Borrower and be calculated on the basis of a thirty (30) day month and a three hundred sixty (360) day year and based on the then current principal balance of the Loan. Each installment hereunder shall be first applied to the payment of costs and expenses and late charges for which Borrower is liable hereunder, next to the payment of accrued interest and lastly to the reduction of principal. This Note shall continue to bear interest at the Interest Rate (or at the Default Rate if and so long as any default exists hereunder) until and including the date of collection.

7.          Representations and Warranties and Covenants.

7.1.            Information Provided. All information provided by or on behalf of Borrower and Guarantors is true, complete and accurate in all material respects and contains no omissions that would cause such information to be misleading. Borrower shall promptly provide Lender written notice of any change in information previously provided. All financial statements delivered to Lender are true and correct in all material respects, have been prepared in accordance with generally accepted accounting principles consistently applied unless otherwise noted therein, and fairly present the respective financial conditions of Borrower and Guarantor and the subjects thereof as of their respective dates. No materially adverse change has occurred in the financial conditions reflected in the financial statements, and no additional borrowings have been made by Borrower.

7.2.          No Conflict. The execution, delivery, and performance by Borrower under this Note does not and will not contravene or conflict with (i) any, laws, order, rule, regulation, writ, injunction or decree now in effect of any government authority, or court having jurisdiction over Borrower or (ii) any contractual restriction binding on or affecting Borrower or Borrower’s assets. To the best of its knowledge, Borrower is not in default with respect to any order, writ, injunction, decree or demand of any court or other governmental authority.

7.3.         Binding.      This Note creates legal, valid, and binding obligations of Borrower enforceable in accordance with its terms.

7.4.          No Action. Except as disclosed in writing to Lender, there is no action, proceeding, or investigation pending or, to the knowledge of Borrower, threatened or affecting Borrower. There are no judgments or orders for the payment of money rendered against Borrower for an amount in excess of $10,000.00 that have been undischarged for a period of ten (10) or more consecutive days and the enforcement of which is not stayed by reason of a pending appeal or otherwise. Borrower is not in default under any agreements which may adversely affect Borrower’s ability to fulfill its obligations under this Note.

7.5.         Due Authorization. Each entity comprising Borrower is duly formed and validly existing in good standing in the state of its formation. The execution of the Loan Documents is duly authorized, as applicable, by Borrower and Guarantor.

7.6.         OFAC.      Borrower is in compliance with the requirements of Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 23, 2001) (the “Order”) and other similar requirements contained in the rules and regulations of the office of Foreign Assets Control, Department of the Treasury (“OFAC”) and in any enabling legislation or other Executive Orders or regulations in respect thereof (the Order and such other rules, regulations, legislation, or orders are collectively called the “Orders.” No Borrower (a) is listed on the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to the Order and/or on any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Orders (such lists are collectively referred to as the “Lists”) or (b) is a Person who has been determined by competent authority to be subject to the prohibitions contained in the Orders; or (c) is owned or controlled by, or acts for or on behalf of, any Person on the Lists or any other Person who has been determined by competent authority to be subject to the prohibitions contained in the Orders.

7.7.         Proper Subdivision. The Property is taxed separately without regard to any other real property and has been properly subdivided or entitled to exemption therefrom so that for all purposes the Property may be mortgaged, conveyed and otherwise dealt with as a separate legal lot or parcel.

7.8.         Compliance. The construction, use and occupancy of the Property comply in full with all federal, state and local governmental requirements, restrictions of record title, and any Non-Residential Building Energy Use Disclosure Requirements. There are no Controlled Substance Activities that have or may have occurred at, in, on, or in connection with any of the Property or any portion thereof.

7.9.         Zoning.      The use of the Property by Borrower is permitted by the current zoning or is legally non-compliant. Neither the zoning nor any other right to construct or use the improvements is to any extent dependent upon or related to any real property other than the Property.

7.10.       Licenses and Approvals. Borrower has all approvals, licenses, permits, certifications, filings or any other actions required for Borrower’s occupancy and operation of the Property.

7.11.       Hazardous Materials. There has been no: (1) violation of Hazardous Materials Laws at any of the Property; (2) lawsuit brought or threatened, settlement reached, or government order relating to Hazardous Materials in, on, under or from any of the Property or any violation of Hazardous Materials Laws; (3) use, generation, refining, manufacture, transportation, transfer, production, processing, storage, handling, or treatment of any Hazardous Materials, in on, under, from, or affecting any of the Property; or (4) administrative claim, legal enforcement action or other claim related to Hazardous Materials in, on, under or from any of the Property or any violation of Hazardous Materials Laws.

7.12.       Criminal Conviction. Neither Borrower nor any Guarantor has been convicted of any crime.

7.13.          Title. Borrower is the sole owner of the fee simple interest in the Property (it being understood that, to the extent Borrower is more than one Person, the foregoing means that one of the entities comprising Borrower is the sole owner of that portion of the Property owned by it). Notwithstanding the forgoing, as of the Loan Date, VVI Fulfillment Center, Inc., a Minnesota corporation, holds the leasehold interest in the Property identified in Section 1.19(c) above pursuant to the Bond Lease and Warren County, Kentucky holds fee simple interest in the Property identified in Section 1.19(c) above pursuant to the terms of the Bond Documents and Bond Lease; provided, however, VVI Fulfillment Center, Inc., a Minnesota corporation, shall own the fee simple interest in such Property upon the termination of the Bond Documents and Bond Lease. Borrower is not aware of any claims, liens and encumbrances relating to the Property other than those shown in the preliminary title report and the proforma title policy and other liens disclosed in writing to Lender as of the Loan Date. All personal property granted as security for this Note is vested solely in Borrower, free and clear of all claims, liens and encumbrances, and the security interest of Lender in the Personal Property (as such term is defined in the Mortgage) is a first lien thereon.

7.14.       Other Financing.      Borrower has not received, and will not receive any other financing related to any of the Property whether secured or unsecured.

7.15.          Non-Foreign Entity. Section 1445 of the Internal Revenue Code of 1986, as amended, provides a transferee of a United States real property interest must withhold tax if the transferor is a foreign person. To inform Lender that the withholding of tax will not be required in the event of the disposition of any of the Property pursuant to the Mortgage, Borrower hereby certifies, under penalty of perjury, that Borrower is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and regulations promulgated thereunder.

7.16.        Funds for Business Purposes. Borrower represents and warrants that the proceeds are being used for business and commercial purposes and not for agricultural, personal, family, or household purposes.

7.17.          Judgments. There are no outstanding judgments against Borrower or, with respect to any Guarantor, in excess of $50,000.00.

7.18.          Litigation. Other than as set forth in Exhibit A, attached hereto and incorporated herein by reference, there is no pending litigation against Borrower or, with respect to any Guarantor, which impacts the Property or may result in a material adverse effect on Guarantor.

7.19.       Insurance Claims. Other than as set forth in Exhibit B, attached hereto and incorporated herein by reference, there are no outstanding insurance claims for claims against any Borrower or, with respect to any Guarantor, in excess of $250,000.00.

7.20.       Service Contracts. Borrower has service agreements (oral or written) for all services necessary for the efficient and lawful operation of the facility operated by Borrower at the Property and has previously provided all such service contracts to Lender.

7.21.        Indemnity for Payment of Broker Fees. Borrower covenants and agrees at its sole cost and expense, to protect, defend, indemnify and hold Lender, its directors, officers, shareholders, employees, agents, successors, assigns and attorneys harmless from and against any and all losses, liabilities, obligations, claims, damages, penalties, causes of action, fines, costs and expenses, including without limitation, litigation costs (including, without limitation, reasonable attorneys' fees, expenses, sums paid in settlement of claims and any other such fees and expenses) related to or arising out of the payment of any broker fees related to or arising out of the transaction contemplated by this Note or other Loan Documents.

7.22.          Rights With Respect to Junior Encumbrances. Any Person purporting to have or to take a junior mortgage or other lien upon the Property or any interest therein shall be subject to the rights of Lender to amend, modify, increase, vary, alter or supplement the Mortgage, this Note or any of the other Loan Documents and to extend the Maturity Date of the Indebtedness (as defined in the Mortgage) and to increase the amount of the Indebtedness and to waive or forebear the exercise of any of its rights and remedies hereunder or under any of the other Loan Documents and to release any collateral or security for the Indebtedness, in each and every case without obtaining the consent of the holder of such junior lien and without the lien or security interest of the Mortgage losing its priority over the rights of any such junior lien, subject to the terms of any intercreditor agreement between Lender and any Person.

8.            Repayment & Prepayment.

8.1.         Lockout Date. Before the Lockout Date, this Note may be prepaid in full (but not in part) upon payment of a prepayment premium equal to the amount of interest that would have accrued from the date of prepayment through the Lockout Date. Any prepayment that will occur within the 90-day period prior the Lockout Date or later shall require a 90 day Prepayment Notice as provided in Section 8.2.

8.2.          Prepayment Notice. After the Lockout Date, this Note may be prepaid in full or in any installment greater than or equal to $100,000 without any prepayment penalty or premium on 90 days’ prior written notice from Borrower to Lender (the “Prepayment Notice”). If Borrower desires to prepay this Note prior to the date 90 days after the Lender’s receipt of the Prepayment Notice, Borrower may do so upon payment of the interest that would have accrued from the date of prepayment through the date 90 days after the Prepayment Notice was received by Lender. If Borrower gives a Prepayment Notice and then fails to prepay the loan by the 90th day after Lender’s receipt of the Prepayment Notice, then for any other prepayment, another Prepayment Notice shall be required and the provisions of this Section shall apply. If Borrower gives a Prepayment Notice and then later determines that it will not be able to prepay the loan within that 90-day period, it may rescind that notice and make a Prepayment Notice at a later date.

8.3.            Intentionally omitted.

8.4.            No Limitation of Remedies. Nothing in this Section 8 shall limit any Lender right or remedy arising as a result of any Event of Default.

8.5.         Liquidated Damages. Borrower hereby acknowledges that the additional consideration charged for prepayment constitutes liquidated damages to compensate Lender for reinvestment costs, lost opportunity costs, and the loss by Lender of its bargained-for investment in the loan evidenced by this Note. Borrower agrees that such liquidated damages are not a penalty but are a reasonable estimate in good faith of the actual damages sustained by Lender as a result of such prepayment, which actual damages are impossible to ascertain with precision.

8.6.          Payoff Demand.      Lender shall provide a payoff demand upon Borrower’s written request. At Lender’s sole option, Lender may charge a fee of up to $250.00 for each payoff request which sum may be added to the payoff or collected in advance at Lender’s option. The $250.00 fee shall be waived if (a) Buyer provides Lender with the escrow company contact information with an escrow number and (b) the escrow holder confirms that closing of the escrow or the payoff is scheduled for within 10 business days.

8.7.            No Refund of Fees. The Origination Fee, Broker Fee, finder fee, extension fee, if any, and all other closing costs shall all be deemed earned when paid and not subject to refund, reimbursement or proration in connection with any prepayment.

9.            Exit Fee. The Exit Fee, if any, shall be due and payable to Lender’s Advisor Affiliate upon the Maturity Date, the acceleration of this Note or in connection with any prepayment under this Note. Following an Event of Default and acceleration of the Loan, at Lender’s option, the Exit Fee may be added to the principal balance of this Note and shall accrue interest at the Default Rate. Any prepayment of principal under this Note shall first be applied to the payment of the Exit Fee. So long as there is no Event of Default, the Exit Fee shall not accrue interest.

10.          Real Property Tax Impound.

10.1.          Payment of Impound. Each month with the payment of the principal due under this Note, Borrower shall also deposit with Lender an impound (the “Tax Impound”) the higher of (a) the amount specified for monthly Tax Impound amount in Section 1.10 of this Note or (b) a sum determined by Lender to be an estimate of the real property taxes (including any payments required under the PILOT Agreement) next coming due divided by the number of monthly payments that will occur until such date. Lender may revise this sum from time to time with written notice to Borrower during the term of this Note. The Tax Impound need not be maintained by Lender in a separate account and shall not earn any interest.

10.2.          Borrower Pays Taxes. Borrower is responsible for the payment of the real property taxes for the Property and any payments required under the PILOT Agreement for the Property prior to delinquency. Borrower may request Lender in writing to fund sums from the Tax Impound to pay real property taxes (which request shall include copies of the applicable tax bill(s)) and any payments required under the PILOT Agreement or to reimburse Borrower for taxes and any payments required under the PILOT Agreement previously paid (which request shall include proof of payment). Lender shall fund any sums requested by Borrower within 30 days of such written request either directly to the taxing authority (or other applicable recipient) or to Borrower for payment to the taxing authority (or other applicable recipient). Borrower shall be responsible for late penalties or interest or other sums payable for late payment of real property taxes and any payments required under the PILOT Agreement resulting from Borrower’s failure to timely request funds from Lender. Borrower shall be responsible for payment of any real property tax obligation and any payments required under the PILOT Agreement in excess of the amounts held in the Tax Impound. Any amount left over in the Tax Impound after payment of taxes and any payments required under the PILOT Agreement will be held by Lender for future tax periods. Once this Note has been repaid in full, Borrower shall receive a refund of any Tax Impound not credited to Borrower.

10.3.          Insurance Impound. Each month with the payment of the principal due under this Note, Borrower shall also deposit with Lender an impound (the “Insurance Impound”) equal to the amount specified as the monthly Insurance Impound in Section 1.10 of this Note. Lender may revise this sum from time to time with written notice to Borrower during the term of this Note to reflect a sum equal to the estimate of the insurance premium next coming due divided by the number of monthly payments that will occur until such date. The Insurance Impound need not be maintained by Lender in a separate account and shall not earn any interest.

10.4.          Borrower Pays Insurance Premium. Borrower is responsible for the payment of all insurance premiums for the Property prior to delinquency. Provided there are sufficient funds in the Insurance Impound, Borrower may request Lender in writing to fund sums from the Insurance Impound to pay insurance premiums (which request shall include copies of the applicable invoice(s)) or to reimburse Borrower for insurance premiums previously paid (which request shall include proof of payment). Lender shall fund any sums requested by Borrower within 30 days of such written request either directly to the insurance company or to Borrower for payment to the insurance company. Borrower shall be responsible for late penalties or interest or other sums payable for late payment of insurance premiums resulting from Borrower’s failure to timely request funds from Lender. Borrower shall be responsible for payment of any insurance premiums in excess of the amounts held in the Insurance Impound. Any amount left over in the Insurance Impound after payment of the insurance premiums will be held by Lender for future premium payments. Once this Note has been repaid in full, Borrower shall receive a refund of any Insurance Impound not credited to Borrower.

10.5.          Tax Impound and Insurance Impound After Default. If there is any Event of Default under this Note, then Lender may use the Tax Impound and Insurance Impound in its discretion for payment of real property taxes, the payment of any payments required under the PILOT Agreement, or payment of principal or interest or other sums due under this Note or to cure any Event of Default. Upon repayment of the sums owed under this Note in full, Lender shall release the Tax Impound and Insurance Impound to Borrower or apply the Tax Impound and Insurance Impound to the amount due. The Tax Impound or other sums held by Lender for Borrower shall not be deducted from the loan balance for the purposes of calculation of interest at the Interest Rate or the Default Rate. Without limiting the generality of the foregoing or otherwise, the determination of the amount so payable and of the fractional part thereof to be deposited with Lender, so that the aggregate of such deposits shall be sufficient for this purpose, shall be made by Lender in its sole discretion. Such deposited amounts shall be held by Lender without interest and, except as otherwise provided herein, applied to the payment of the obligations in respect of which such amounts were deposited or, at Lender's sole option, to the payment of said obligations in such order or priority as Lender shall determine, on or before the respective dates on which the same or any of them would become delinquent. Such deposited amounts may also be commingled with Lender's other funds and Borrower further acknowledges and agrees that no trust relationship of any kind whatsoever shall exist between Borrower and Lender as to any such amounts or funds deposited and/or paid. If one month prior to the due date of any of the aforementioned obligations the amounts then on deposit therefor shall be insufficient for the payment of such obligation in full, Borrower within ten (10) days after demand shall deposit the amount of the deficiency with Lender. Nothing herein contained shall be deemed to affect any right or remedy of Lender under any provisions of this Note or of any statute or rule of law to pay any such amount and to add the amount so paid, together with interest at the Default Rate provided herein, to the indebtedness secured by the Mortgage or any other Loan Documents. Without limiting the generality of the foregoing or otherwise, upon the occurrence of any Event of Default under this Note, Lender, at its sole option, may apply any amounts or sums held by, or deposited with, Lender (or in Lender's possession or control) against any indebtedness of Borrower due or payable to Lender, or any obligations, indebtedness and liabilities secured, under this Note, the Mortgage, any other Loan Documents or otherwise, in such manner as Lender may determine in its sole discretion.

11.          Late Charges; Default Rate. If any monthly installment of interest (or principal on the maturity date or acceleration) is not paid when due as scheduled or upon acceleration of this Note after an Event of Default, the amount due shall be increased by a late charge equal to ten percent (10%) of the amount so due but not paid. Said charge shall be assessed for each such monthly installment not paid when due and shall be due and payable with such payment without demand, and, to the extent permitted by Applicable Law, shall be fully secured by the Mortgage and other Loan Documents. The imposition or collection of a late charge from time to time shall not be in lieu of any other right or remedy of the Lender, and the failure to collect the same shall not constitute a waiver of the Lender’s right to require such payment for past or future defaults. Additionally, without limiting Borrower’s obligation to pay such sums, such sums (including the late charge), to the extent permitted by Applicable Law, shall be added to the principal balance of the Loan. Additionally, during the continuance of an Event of Default under this Note or any of the other Loan Documents, the interest rate on this Note, and on any judgment obtained for the collection of this Note, to the extent permitted by Applicable Law, shall be increased to a rate (the “Default Rate”) equal to 25.0% per annum which shall be effective from the date of the Event of Default to the date of the cure. If the Event of Default continues for 30 days or longer, then, to the extent permitted by Applicable Law, the Default Rate shall be applied to this Note retroactively from the date of this Note. The late charge and the charging of interest at the Default Rate are for the purpose of defraying the expenses incurred in connection with handling and processing delinquent payments and to compensate Lender for the loss of the use of the delinquent payment and are payable in addition to any other right or remedy Lender may have. To the extent permitted by Applicable Law, unpaid late charges and interest payable at the Default Rate shall become part of the secured indebtedness and shall be added to any subsequent payments due under the Loan Documents.

12.          Costs.

12.1.          Costs of Collection. Borrower promises to pay, upon demand, all costs, expenses and attorneys’ fees incurred by, or on behalf of, Lender in the exercise of any right or remedy (with or without litigation or arbitration), in any proceeding for the collection of any and all amounts due under this Note or the Loan, in any trustee’s sale or foreclosure of the Mortgage or the realization upon any other security securing this Note, in protecting or sustaining the lien or priority of the Mortgage or said other security, or in any litigation, arbitration or other controversy arising from or connected with this Note, or any of the other Loan Documents. Said proceedings shall include, without limitation, any probate, bankruptcy, receivership, injunction, arbitration, mediation or other proceeding, or any appeal from or petition for review of any of the foregoing, in which the holder hereof appears to enforce the Loan Documents, collect this debt or protect its security for this Note. Borrower shall also pay all of Lender’s costs and reasonable attorneys’ fees incurred in connection with any demand, workout, settlement, compromise or other activity in which Lender engages to collect any portion of this debt not paid when due or as a result of any other default of Borrower. If a judgment is obtained thereon which includes an award of attorneys’ fees, such attorneys’ fees, costs and expenses shall be in such amount as the court shall deem reasonable, which judgment shall bear interest, to the extent permitted by Applicable Law, at the Default Rate from the date it is rendered to and including the date of payment to Lender.

12.2.        Costs for other Transactions. To the extent permitted by Applicable Law, Lender shall have the option to add to the principal balance of this Note any unpaid costs owed to Lender relating to any transaction or prospective transaction between Lender and any Affiliate of any entity comprising Borrower or any Affiliate of any guarantor of this Note.

12.3.          Attorneys’ Fees. Borrower shall pay any and all attorneys’ fees and costs of Lender (which attorneys may be employees of Lender) and the fees and costs of attorneys, consultants, accountants, and other experts retained by Lender in connection with any litigation, proceeding, or dispute whether arising hereunder or otherwise, in any way related to Lender’s relationship with Borrower or any Guarantor, members of Borrower or any Guarantor, whether such litigation, proceeding, dispute, or cost shall arise during the term of the Loan or after repayment, satisfaction discharge, or otherwise of the obligations under the Loan and the Loan Documents. THIS SECTION 12.3 SHALL SURVIVE ANY REPAYMENT, SATISFACTION, DISCHARGE, OR OTHERWISE OF THE OBLIGATIONS UNDER THE LOAN AND THE LOAN DOCUMENTS.

13.          Mortgage. This Note is secured by, among other things, the Mortgage, as defined herein.

14.          Extension. Borrower shall have the options to extend the Maturity Date for a period of the Extension Term as indicated in Section 1.7, if any. The exercise of such options shall require written notice by Borrower at least 30 days prior to the then applicable Maturity Date and satisfaction of the following conditions as of the date of notice of extension and as of the Maturity Date:

14.1.          Borrower shall have made all payments when due under this Note (and not within any cure periods). There shall have been no Event of Default under this Note and no event which, with the passage of time of the giving of notice would constitute an Event of Default under this Note;

14.2.          There shall have been no material adverse change in the financial condition of Borrower or Guarantor, or the physical condition or value of the Property or the improvements thereon;

14.3.        All property taxes, and premiums for property insurance, and general liability insurance for the Property that are due and payable (whether delinquent or not) shall have been paid;

14.4.          All of the representations and warranties in any Loan Documents continue to be true accurate and complete in all respects;

14.5.        Lender shall have obtained, at Borrower’s sole cost and expense, (i) a title insurance endorsement insuring that the lien of the Mortgage remains a first position lien on the Property subject only to title exceptions approved by Lender;

14.6.          Borrower shall have delivered to Lender’s Advisor Affiliate the Extension Fee;

14.7.        Borrower and Guarantor shall have executed and delivered to Lender a mortgage modification agreement, as well as any other documents, agreements and/or instruments of any kind whatsoever, required or requested by Lender in connection with any extension of the Maturity Date, which mortgage modification agreement and other documents, agreements and/or instruments shall be in form and substance satisfactory in all respects to Lender in its sole discretion; and

14.8.          Borrower shall have paid (i) any and all recording fees of any kind whatsoever in connection with the recording of the mortgage modification agreement described in subsection 14.7 above, and (ii) all of Lender’s out-of-pocket costs in connection with the extension, including any escrow or title fees and Lender’s attorneys’ fees.

15.          Defaults; Acceleration. The occurrence of any of the following shall be deemed to be an event of default (“Event of Default”) hereunder:

15.1.          Borrower’s failure to pay (including but not limited to, as a result of insufficient balance in any Lock Box Account or reserve) any payment of principal or interest due (plus any applicable late fee) within five (5) Business Days after due pursuant to the terms of this Note;

15.2.           Any failure to comply with any covenant, condition or obligation under the terms of this Note;

15.3.        Any representation or warranty under this Note or any other Loan Document was inaccurate or misleading when made or becomes inaccurate;

15.4.          Any default under the terms of the Mortgage or other Loan Documents or any guaranty executed in connection with this Note;

15.5.          Default in performance of any obligation in favor of Lender (whether or not related to this transaction) by any Affiliate of any entity comprising Borrower or any Affiliate of any Guarantor of this Note;

15.6.         There is a material adverse change in the financial condition of Borrower or the physical condition of any of the Property or the improvements thereon;

15.7.          The occurrence of any Bankruptcy Event;

15.8.          Borrower sells any portion of any of the Property in violation of the restrictions on transfer contained in the Mortgage;

15.9.          Borrower pays or disburses any amount to Guarantor that causes or will cause Borrower to fail to make the Monthly Payment required hereunder or otherwise be in default under any Loan Document;

15.10.       The occurrence of any default under the Siena Loan or the Siena Loan Documents which has not been cured within any applicable grace period or express waiver in writing by Siena or the applicable lenders party to the Siena Loan Documents; provided, however, a forbearance agreement with Siena or the applicable lenders party to the Siena Loan Documents shall not be considered a waiver of any default under the Siena Loan or the Siena Loan Documents in accordance with this Section 15.10;

15.11.       The occurrence of any default under the Bond Documents, Bond Lease, and/or the PILOT Agreement; and

15.12.      Borrower pays a commission or other fee or compensation to an unlicensed loan broker by using any portion of the Loan Amount.

Borrower shall have the right to cure any nonmonetary Event of Default within ten (10) days after written notice from Lender of such nonmonetary Event of Default (the “Cure Period”). If such nonmonetary Event of Default is cured within the Cure Period, such Event of Default shall not be considered a continuing or current Event of Default.

16.          Remedies. Upon the occurrence and during the continuance of an Event of Default, Lender may at its option, in addition to any other rights or remedies to which it may be entitled under the Loan Documents or at law or in equity:

16.1.          Declare the total unpaid principal balance of the indebtedness evidenced hereby, together with all accrued but unpaid interest thereon and all other sums owing, immediately due and payable and, to the extent permitted by Applicable Law, all such amounts shall thereafter bear interest at the Default Rate. All such interest shall be paid at the time of and as a condition precedent to the curing of any default should Lender, in its sole discretion, allow such default to be cured.

16.2.            Withhold any undisbursed funds or holdbacks and use them to cure the Event of Default, to offset or repay interest, principal, late fees or for any other sums due under this Note or the Loan Documents.

16.3.          Withhold any holdbacks, Tax Impounds, Insurance Impounds, or any other reserves or sums held by Lender for the benefit of Borrower and use them to cure the Event of Default to offset or repay interest, principal, late fees or for any other sums due under this Note or the Loan Documents.

Furthermore, upon an Event of Default, for the purpose of preserving the Property and the operation and management of the facilities thereon, after giving such notice to Borrower and/or Guarantor as may be required by applicable law, Lender may appoint or seek appointment of a receiver for Borrower without further notice and without regard to the solvency of Borrower. All expenses incurred in connection with the appointment of such receiver, or in operating and managing the Property, shall be charged against the entity for which such receiver was appointed. TO THE EXTENT PERMITTED BY APPLICABLE LAW, BORROWER HEREBY IRREVOCABLY CONSENT TO AND WAIVE ANY RIGHT TO OBJECT TO OR OTHERWISE CONTEST THE APPOINTMENT OF A RECEIVER AS PROVIDED HEREIN.

17.          Holidays. If any payment to be made by the Borrower shall otherwise become due on a day other than a Business Day, such payment shall be made on the latest preceding day which is a Business Day.

18.        Usury. It is the specific intent of the Borrower and Lender that this Note bear a lawful rate of interest, and if any court of competent jurisdiction should determine that the rate herein provided for exceeds that which is statutorily permitted for the type of transaction evidenced hereby, the interest rate shall be reduced to the highest rate permitted by Applicable Law, with any excess interest theretofore collected being applied against principal or, if such principal has been fully repaid, returned to Borrower on demand. Neither this Note nor any of the other Loan Documents shall be construed to create a contract for the use, forbearance or detention of money requiring payment of interest at a rate greater than the maximum interest rate permitted to be charged under Applicable Law. It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply with all Applicable Laws governing the maximum rate or amount of interest payable on the Indebtedness evidenced by this Note and the other Loan Documents. If any Applicable Law limiting the amount of interest or other charges permitted to be collected from Borrower is interpreted so that any interest or other charge or amount provided for in any Loan Document, whether considered separately or together with other charges or amounts provided for in any other Loan Document, or otherwise charged, taken, reserved or received in connection with the Loan, or on acceleration of the maturity of the Loan or as a result of any prepayment by Borrower or otherwise, violates that Applicable Law, and Borrower is entitled to the benefit of that Applicable Law, that interest or charge is hereby reduced to the extent necessary to eliminate any such violation. Amounts, if any, previously paid to Lender in excess of the permitted amounts shall be applied by Lender to reduce the unpaid principal balance of the Loan without the payment of any prepayment penalty (or, if the Loan has been or would thereby be paid in full, shall be refunded to Borrower), and the provisions of this Note and any other Loan Documents immediately shall be deemed reformed and the amounts thereafter collectible under this Note and any other Loan Documents reduced, without the necessity of the execution of any new documents, so as to comply with any Applicable Law, but so as to permit the recovery of the fullest amount otherwise payable under the Loan Documents. For the purpose of determining whether any Applicable Law limiting the amount of interest or other charges permitted to be collected from Borrower has been violated, all Indebtedness that constitutes interest, as well as all other charges made in connection with the Indebtedness that constitute interest, and any amount paid or agreed to be paid to Lender for the use, forbearance or detention of the Indebtedness, shall be deemed to be allocated and spread ratably over the stated term of the Loan.

19.          Renewals. Borrower, any Guarantor of this Note and all others who may become liable for all or any part of this obligation, consent to any number of renewals or extensions of the time of payment hereof, to the release of all or any part of the security for the payment hereof and to the release of any party liable for repayment of the obligations hereunder. Any such renewals, extensions or releases may be made without notice to any of said parties and without affecting their liability.

20.          Multiple Parties. If Borrower is comprised of more than one Person or entity, each of such Persons and entities shall be unconditionally and jointly and severally liable and obligated in any and all respects for the indebtedness evidenced hereby. A default on the part of any one Person comprising Borrower or any Guarantor of this Note shall be deemed a default on the part of each Borrower hereunder. All references to “Borrower” in the Loan Documents shall mean all entities comprising Borrower as well as each entity individually. Unless and to the extent otherwise limited by the express terms hereof, this Note is executed with recourse against the separate property of all Persons comprising Borrower who are executing this Note in their individual capacities (or as a general partner or in some other capacity causing such Person to be Personally liable). Without limiting the generality of the foregoing or otherwise, Borrower agrees that each Borrower shall be deemed to be a signatory party to this Note, the Mortgage and/or any of the other Loan Documents, effective as of the respective dates hereof or thereof, as the case may be, and that for all purposes and in all respects, each Borrower shall be jointly and severally obligated in all respects with each other Borrower as a "Borrower" or "Mortgagor" under or in connection with any of this Note, the Mortgage or any of the other Loan Documents. References to an individual Borrower contained in any of this Note, the Mortgage or any of the other Loan Documents shall be deemed to be (unless the context otherwise specifically requires) references to each Borrower, and each and every undertaking shall be their joint and several undertakings in all respects without limiting the generality of the foregoing all to secure the payment and performance of all indebtedness, obligations and liabilities hereunder or thereunder, as the case may be. Each Borrower acknowledges and agrees that, from time to time, this Note, the Mortgage or any of the other Loan Documents may be executed and delivered by one or more Borrower and that, upon such execution and delivery, any such Note, Mortgage or any of the other Loan Documents shall constitute the joint and several obligation of each Borrower. Each Borrower hereby appoints each and every other Borrower as its attorney-in-fact for the purpose of executing and delivering this Note, the Mortgage or any of the other Loan Documents on its behalf. A separate action or actions may be brought and prosecuted against either Borrower whether an action is brought against the other Borrower or whether the other Borrower is joined in any such action or actions. Each Borrower waives any right to require Lender to: (1) proceed against the other Borrower, Guarantor or any other Person liable for any of the indebtedness, obligations and/or liabilities of any kind whatsoever under or in connection with this Note, the Mortgage or any of the other Loan Documents; (2) proceed against or exhaust any security now or hereafter held in connection with any of the indebtedness, obligations and/or liabilities of any kind whatsoever under or in connection with this Note, the Mortgage or any of the other Loan Documents, including the Property; or (3) pursue any other right or remedy in Lender’s power whatsoever.

21.          Waivers. Except with respect to Borrower’s right to cure defaults as provided in this Note, Borrower hereby waives presentment, demand for payment, notice of dishonor, protest, notice of nonpayment and any and all other notices and demands whatsoever. No covenant, condition, right or remedy in this Note may be waived or modified orally, by course of conduct or previous acceptance or otherwise unless such waiver or modification is specifically agreed to in writing executed by Lender. Without limiting the foregoing, no previous waiver and no failure or delay by Lender in acting with respect to the terms of this Note or any of the other Loan Documents shall constitute a waiver of any breach, default or failure of a condition under this Note, any of the other Loan Documents or any obligations contained therein or secured thereby. The undersigned further waives exhaustion of legal remedies and the right to plead any and all statutes of limitation as a defense to any demand on this Note, or to any agreement to pay the same, or to any demands secured by the Mortgage, or any other security for this Note.

22.          Integration. This Note and the Loan Documents shall supersede any and all prior written or oral agreements related to the relationship between Borrower and Lender and shall constitute the sole agreement with respect to the Loan.

23.          Governing Law and Interpretation. This Note shall in all respects be governed by, and construed and enforced in accordance with, the laws of the State of Minnesota (without giving effect to Minnesota’s principles of conflicts of law). All sums referred to herein shall be calculated by reference to and payable in the lawful currency of the United States. This Note and all other Loan Documents and guaranties executed in connection with this Note have been reviewed and negotiated by Borrower, Lender and Guarantor at arms’ length with the benefit of or opportunity to seek the assistance of legal counsel and shall not be construed against either party. The titles and captions in this Note are inserted for convenience only and in no way define, limit, extend or modify the scope or intent of this Note. Any reference to Lender in this Note shall include any successor to or assignee of Lender. Unless the context otherwise requires, singular nouns and pronouns, when used herein, shall be deemed to include the plural and vice versa, and impersonal pronouns shall be deemed to include the personal pronoun of the appropriate gender.

24.          Partial Invalidity. If any section or provision of this Note is declared invalid or unenforceable by any court of competent jurisdiction, said determination shall not affect the validity or enforceability of the remaining terms hereof. No such determination in one jurisdiction shall affect any provision of this Note to the extent it is otherwise enforceable under the laws of any other applicable jurisdiction.

25.          Notices. Any notice, demand or request required hereunder shall be given in writing and sent by Personal delivery, nationally recognized overnight delivery service, registered or certified mail, return receipt requested, or by facsimile or email transmission with a “hard” copy delivered within the next two (2) business days addressed as follows. Notices shall be deemed given upon receipt at the address set forth above. Notice of any change of address or of the Person to whom notices are to be sent shall be given in the manner set forth in this Section 25. Even if Borrower consists of multiple entities, the notices party or parties set forth in Section 1.24 shall be sufficient.

26.   BORROWER, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, VOLUNTARILY, INTELLIGENTLY AND INTENTIONALLY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, (I) SUBMITS TO NON-EXCLUSIVE JURISDICTION OF ANY COURTS OF THE STATE OF MINNESOTA OR OF THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF MINNESOTA OR ANY OTHER FEDERAL OR STATE COURT, AS LENDER MAY ELECT IN ITS SOLE DISCRETION, OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR ANY OF THE OTHER LOAN DOCUMENTS (EACH, A "PROCEEDING"), (II) AGREES THAT ANY SUCH PROCEEDING MAY BE INSTITUTED OR BROUGHT IN ANY OF THE COURTS OF THE STATE OF MINNESOTA OR OF THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF MINNESOTA, AS LENDER MAY ELECT IN ITS SOLE DISCRETION, (III) SUBMITS TO THE JURISDICTION OF SUCH COURTS, AND, (IV) TO THE FULLEST EXTENT PERMITTED BY LAW, AGREES THAT IT WILL NOT BRING ANY PROCEEDING IN ANY FORUM OTHER THAN HENNEPIN COUNTY, MINNESOTA (BUT NOTHING HEREIN SHALL AFFECT THE RIGHT OF LENDER TO BRING ANY PROCEEDING IN ANY OTHER FORUM). WITHOUT LIMITING THE GENERALITY OF THE FOREGOING OR OTHERWISE, BORROWER HEREBY KNOWINGLY, VOLUNTARILY, INTELLIGENTLY AND INTENTIONALLY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, (I) WAIVES ANY OBJECTION WHICH IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR ANY OF THE OTHER LOAN DOCUMENTS BROUGHT IN ANY SUCH COURT, (II) WAIVES ANY CLAIM THAT ANY SUCH PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR ANY OF THE OTHER LOAN DOCUMENTS HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, AND (III) WAIVES THE RIGHT TO OBJECT, WITH RESPECT TO ANY SAID PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR ANY OF THE OTHER LOAN DOCUMENTS, THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER BORROWER. NOTHING IN THIS NOTE OR ANY OF THE OTHER LOAN DOCUMENTS SHALL PRECLUDE LENDER FROM BRINGING A PROCEEDING IN ANY OTHER JURISDICTION NOR WILL THE BRINGING OF A PROCEEDING IN ANY ONE OR MORE JURISDICTIONS PRECLUDE THE BRINGING OF A PROCEEDING IN ANY OTHER JURISDICTION. TO THE EXTENT PERMITTED BY APPLICABLE LAW, BORROWER FURTHER CONSENTS AND AGREES TO SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH PROCEEDING BY REGISTERED OR CERTIFIED U.S. MAIL, POSTAGE PREPAID, TO THE BORROWER AT THE ADDRESS FOR NOTICES DESCRIBED HEREIN, AND CONSENTS AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE IN EVERY RESPECT VALID AND EFFECTIVE SERVICE (BUT NOTHING HEREIN SHALL AFFECT THE VALIDITY OR EFFECTIVENESS OF PROCESS SERVED IN ANY OTHER MANNER PERMITTED BY LAW).

27.          Full Power and Authority. Borrower has the full power and authority to execute and deliver this Note, and this Note constitutes the valid and binding obligation of Borrower, enforceable in accordance with its terms.

28.       Marketing Release. Notwithstanding anything to the contrary contained herein or in any of the documents evidencing this Loan, Borrower acknowledges and agrees that Lender may disclose any information regarding this Loan to third parties in relation to its marketing.

29.          Time is of the Essence. Time is of the essence in this Note.

30.          Lender’s Approval. “Lender’s Approval” and words of similar import involving concepts of approval, consent or the acceptability of any document or condition shall mean the approval, consent or acceptance of Lender in its sole and absolute discretion.

31.          Successors and Assigns. This Note shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns. Borrower shall not, without the prior written consent of Lender, assign any rights, duties or obligations hereunder.

32.          Loan Administration and Affiliates. Borrower acknowledges and agrees that Lender shall be responsible for the administration of the Loan and shall have the power to enforce any and all remedies under the Note and/or Loan Documents on behalf of itself and any Affiliates of Lender. Borrower acknowledges and agrees that there may be certain amounts under the Note due to Affiliates of Lender pursuant to certain written agreements between Lender and Affiliates of Lender, including but not limited to all or a portion of the Origination Fee, the Exit Fee, the Extension Fee, default interest, and/or other fees, costs, and sums due under the Note.

33.        Loan Participation. Lender’s capital may be derived from various Affiliates of Lender, including but not limited to GreenLake Real Estate Fund LLC, GreenLake Real Estate Fund II, LP, and GreenLake Real Estate Fund III S.C.A. SICAV–RAIF, and, as a result thereof, Lender may sell participation interests in the Loan (and any security therefor) to such Affiliates of Lender pursuant to the terms of various agreements between Lender and Affiliates of Lender. Nothing in this Note or the Loan Documents shall limit Lender’s (including its successors and assigns) right to sell or transfer the Loan or any interest in the Loan. The Loan or a partial interest in the Loan (together with this Note and the other Loan Documents) may be sold one or more times without prior written notice to Borrower.

34.          PREJUDGMENT REMEDY WAIVER; WAIVER OF JURY TRIAL.

TO INDUCE LENDER TO ENTER INTO THE COMMERCIAL LOAN TRANSACTION EVIDENCED BY THIS NOTE, THE MORTGAGE AND THE OTHER LOAN DOCUMENTS, BORROWER ACKNOWLEDGES AND AGREES THAT THIS IS A COMMERCIAL TRANSACTION AND NOT A CONSUMER TRANSACTION, AND BORROWER KNOWINGLY, VOLUNTARILY, INTELLIGENTLY AND INTENTIONALLY WAIVES ANY RIGHT TO NOTICE AND A HEARING UNDER ANY FEDERAL OR STATE STATUTE OR STATUTES OR FOREIGN LAWS AFFECTING PREJUDGMENT REMEDIES. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING OR OTHERWISE, BORROWER ACKNOWLEDGES AND AGREES THAT IN ANY ACTION UPON THIS TRANSACTION, LENDER MAY AVAIL ITSELF OF AND PURSUE ITS RIGHTS TO OBTAIN A PREJUDGMENT REMEDY IN ACCORDANCE WITH STATE OR FEDERAL LAW. BORROWER HAS BEEN ADVISED BY COUNSEL OF ITS RIGHTS WITH RESPECT TO PREJUDGMENT REMEDIES. BORROWER HEREBY KNOWINGLY, VOLUNTARILY, INTELLIGENTLY AND INTENTIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ALL RIGHTS OF NOTICE, JUDICIAL HEARING OR PRIOR COURT ORDER IN CONNECTION WITH THE OBTAINING BY LENDER OF ANY PREJUDGMENT REMEDY WITH RESPECT TO THIS NOTE, THE MORTGAGE OR THE OTHER LOAN DOCUMENTS, OR PURSUANT TO ANY OTHER DOCUMENT EXECUTED BY BORROWER IN CONNECTION WITH THIS TRANSACTION, INCLUDING ANY AMENDMENTS OR EXTENSIONS HEREOF OR THEREOF. FURTHER, BORROWER WAIVES ANY REQUIREMENT OF LENDER TO POST A BOND OR ANY OTHER SECURITY, OR TO SHOW SOME EXIGENCY, IN CONNECTION WITH THE OBTAINING BY LENDER OF ANY SUCH PREJUDGMENT REMEDY. FURTHER, AND WITHOUT LIMITING THE GENERALITY OF THE FOREGOING OR OTHERWISE, IN THE EVENT LENDER SEEKS TO TAKE POSSESSION OF ANY OR ALL OF THE PROPERTY OR THE COLLATERAL BY COURT PROCESS OR OTHER METHOD AVAILABLE UNDER THE LAW, BORROWER IRREVOCABLY WAIVES ANY BOND AND ANY SURETY OR SECURITY RELATING THERETO REQUIRED BY ANY STATUTE, COURT RULE OR OTHERWISE AS AN INCIDENT TO SUCH POSSESSION, AND WAIVES ANY DEMAND FOR POSSESSION PRIOR TO THE COMMENCEMENT OF ANY SUIT OR ACTION TO RECOVER WITH RESPECT THERETO. SPECIFICALLY, BORROWER RECOGNIZES AND UNDERSTANDS THAT THE EXERCISE OF THE RIGHTS DESCRIBED ABOVE MAY RESULT IN THE ATTACHMENT OF OR LEVY AGAINST BORROWER 'S PROPERTY, AND SUCH WRIT FOR A PREJUDGMENT REMEDY WILL NOT HAVE THE PRIOR WRITTEN APPROVAL OR SCRUTINY OF A COURT OF LAW OR OTHER JUDICIAL OFFICER AND BORROWER WILL NOT HAVE THE RIGHT TO ANY NOTICE OR PRIOR HEARING WHERE BORROWER MIGHT CONTEST SUCH A PROCEDURE. THE INTENT OF BORROWER IS TO GRANT TO LENDER FOR GOOD AND VALUABLE CONSIDERATION, THE RIGHT TO OBTAIN SUCH A PREJUDGMENT REMEDY AND TO EXPRESS ITS BELIEF THAT ANY SUCH PREJUDGMENT REMEDY OBTAINED IS VALID AND CONSTITUTIONAL UNLESS A COURT OF COMPETENT JURISDICTION SHOULD DETERMINE OTHERWISE. FURTHER, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER HEREBY KNOWINGLY, VOLUNTARILY, INTELLIGENTLY AND INTENTIONALLY WAIVES DEMAND, PRESENTMENT FOR PAYMENT, PROTEST, NOTICE OF PROTEST, NOTICE OF DISHONOR, DILIGENCE IN COLLECTION, NOTICE OF NONPAYMENT OF THIS NOTE AND ANY AND ALL NOTICES OF A LIKE NATURE. FURTHER, TO THE EXTENT NOT OTHERWISE EXPRESSLY PROVIDED HEREIN, BORROWER EXPRESSLY WAIVES ALL DEFENSES BASED UPON SURETYSHIP OR IMPAIRMENT OF COLLATERAL.

TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH OF BORROWER AND LENDER (BY ITS ENTERING INTO THE LOAN DOCUMENTS AND ACCEPTANCE OF THIS NOTE AND THE MORTGAGE) MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY, INTELLIGENTLY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE, THE MORTGAGE OR ANY OTHER LOAN DOCUMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF LENDER RELATING TO THE ADMINISTRATION OR ANY LOAN OR ENFORCEMENT OF THE LOAN DOCUMENTS, AND AGREE THAT NEITHER PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EXCEPT AS PROHIBITED BY LAW, BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. BORROWER CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT LENDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER.

BORROWER ACKNOWLEDGES THAT IT MAKES THESE WAIVERS KNOWINGLY, VOLUNTARILY, INTELLIGENTLY AND INTENTIONALLY AND ONLY AFTER CONSIDERATION OF THE RAMIFICATIONS OF THESE WAIVERS WITH ITS ATTORNEYS, AND FURTHER ACKNOWLEDGES THAT THESE WAIVERS CONSTITUTE A MATERIAL INDUCEMENT FOR LENDER TO MAKE THE LOAN.

35.          Exculpation. Borrower acknowledges, understands and agrees as follows:

35.1.          The consent or approval by Lender to or of any act by Borrower requiring further consent or approval shall not be deemed to waive or render unnecessary the consent or approval to or of any subsequent similar act.

35.2.          By accepting or approving anything required to be observed, performed or fulfilled, or to be given to Lender pursuant hereto or pursuant to the loan documents, Lender shall not be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance or approval thereof shall not be or constitute any warranty or representation to anyone with respect thereto by Lender.

35.3.          Nothing contained herein shall be deemed or construed by the parties hereto or any third person to create a partnership or joint venture or any association between the parties other than the relationship of lender and borrower.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, this Note has been executed by each Borrower's duly authorized representative and Guarantor’s duly authorized representative as of the date set forth above.

Acknowledged, agreed, and accepted by Borrower:

VVI FULFILLMENT CENTER, INC.,

a Minnesota corporation

By:	/s/ Timothy Peterman
Name:	Timothy Peterman
Title:	CEO, Assistant Secretary

THIS DOCUMENT MUST BE NOTARIZED

A notary public or other officer completing this
certificate verifies only the identity of the
individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF MINNESOTA	)

) §

COUNTY OF HENNEPIN	)

On July 29, 2021, before me, a Notary Public, personally appeared Tim Peterman, the CEO of VVI FULFILLMENT CENTER, INC., a Minnesota corporation, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he voluntarily executed the instrument in his authorized capacity for its stated purpose as the voluntary act of the CEO of VVI FULFILLMENT CENTER, INC., a Minnesota corporation.

WITNESS my hand and official seal.
/s/ Kristin L. Stream
Notary Public

My Commission Expires: January 31, 2023	(Affix Seal Here)

Acknowledged, agreed, and accepted by Borrower:

EP PROPERTIES, LLC,

a Minnesota limited liability company

By:	/s/ Timothy Peterman
Name:	Timothy Peterman
Title:	CEO, Assistant Secretary

THIS DOCUMENT MUST BE NOTARIZED

A notary public or other officer completing this
certificate verifies only the identity of the
individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF MINNESOTA	)

) §

COUNTY OF HENNEPIN	)

On July 29, 2021, before me, a Notary Public, personally appeared Tim Peterman, the CEO of EP PROPERTIES, LLC, a Minnesota limited liability company, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he voluntarily executed the instrument in his authorized capacity for its stated purpose as the voluntary act of the CEO of EP PROPERTIES, LLC, a Minnesota limited liability company.

WITNESS my hand and official seal.
/s/ Kristin L. Stream
Notary Public

My Commission Expires: January 31, 2023	(Affix Seal Here)

Acknowledged, agreed, and accepted by Guarantor with Guarantor only bound as to those terms which relate to Guarantor or Loan Parties:

IMEDIA BRANDS, INC.,

a Minnesota corporation

By:	/s/ Timothy Peterman
Name:	Timothy Peterman
Title:	CEO, Assistant Secretary

THIS DOCUMENT MUST BE NOTARIZED

A notary public or other officer completing this
certificate verifies only the identity of the
individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF MINNESOTA	)

) §

COUNTY OF HENNEPIN	)

On July 29, 2021, before me, a Notary Public, personally appeared Tim Peterman, the CEO of IMEDIA BRANDS, INC., a Minnesota corporation, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he voluntarily executed the instrument in his authorized capacity for its stated purpose as the voluntary act of the CEO of IMEDIA BRANDS, INC., a Minnesota corporation.

WITNESS my hand and official seal.
/s/ Kristin L. Stream
Notary Public

My Commission Expires: January 31, 2023	(Affix Seal Here)

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